FOR:              THE SPORTSMAN'S GUIDE
                  411 Farwell Avenue
                  South Saint Paul, Minn. 55075      FOR IMMEDIATE RELEASE
                  NASDAQ NMS: SGDE

CONTACT:          612-344-1000
                  William P. Bartkowski
                  BlueFire Partners
                  612-344-1012 (direct)

            THE SPORTSMAN'S GUIDE RELEASES FIRST QUARTER 2003 RESULTS

     Net Earnings Up 22% Over Comparable 2002 Quarter; Earnings Per Share at High End of Recent Guidance; Internet-related Sales as Percentage of Total Sales Hit All-time High

     SOUTH ST. PAUL, MINN. (4/29/03) -- The Sportsman's Guide, Inc. (NASDAQ NMS:
SGDE) today reported the results of operations for the quarter ended March 31, 2003. Sales for the quarter were $43.7 million, a five percent increase over the $41.5 million reported for the same period one year ago. The Company reported net earnings of $957,000, or $0.19 per fully diluted share for the quarter, a 22 percent increase when compared to the $784,000, or $0.16 per fully diluted share, reported for the three months ended March 31, 2002. The increase in sales and earnings per share quarter over quarter was due primarily to higher Internet-related sales.
     Gregory R. Binkley, President and Chief Executive Officer of the Company, stated, "Our strong first quarter 2003 results were due in large part to higher levels of Internet-related sales, which were approximately 34% of total sales for the quarter, compared to 27% in the first quarter of 2002. In addition, catalog sales increased slightly over the same period one year ago despite a planned reduction in catalog circulation."
     Total catalog circulation for the first quarter was 11.3 million catalogs, compared to 11.8 million during the first quarter of 2002. The Company mailed nine catalog editions, consisting of three main catalogs, three Buyer's Club Advantage(TM) catalogs and three specialty catalogs during the quarter ended March 31, 2003, compared to 11 catalog editions for the same quarter in 2002.
     "The increase in Internet-related sales is the result of enhancements that we continue to make to our websites and the improvements that we continue to make to our marketing and merchandising programs." Binkley concluded.

     The Sportsman's Guide is a company offering value-priced outdoor gear and general merchandise, with a special emphasis on outdoor clothing, equipment and footwear, sold through both catalogs and Internet websites. The Company's websites include www.sportsmansguide.com, and www.bargainoutfitters.com.

                        -- financial highlights follow --

THIS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SUBJECT TO CHANGE BASED ON VARIOUS IMPORTANT FACTORS, INCLUDING BUT NOT LIMITED TO GENERAL ECONOMIC CONDITIONS, A CHANGING MARKET ENVIRONMENT FOR THE COMPANY'S PRODUCTS AND THE MARKET ACCEPTANCE OF THE COMPANY'S CATALOGS, INTERNET SITES AND OFFERINGS.

                           THE SPORTSMAN'S GUIDE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                            (In thousands of dollars)


                                                         March 31,          December 31,
                                                           2003                 2002
                                                  ---------------------------------------
                           ASSETS


CURRENT ASSETS
  Cash and cash equivalents                            $ 10,880             $ 17,152
  Accounts receivable -- net                              1,950                3,014
  Inventory                                              22,528               20,593
  Promotional material                                    3,693                2,540
  Prepaid expenses and other                              1,806                1,133
  Deferred income taxes                                   1,650                2,409
                                                       --------             --------
   Total current assets                                  42,507               46,841
PROPERTY AND EQUIPMENT, NET                               2,531                2,672
                                                       --------             --------
   Total assets                                        $ 45,038             $ 49,513
                                                       ========             ========
     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                     $ 13,731             $ 16,230
  Accrued expenses and other current liabilities          9,629               12,543
                                                       --------             --------
   Total current liabilities                             23,360               28,773
LONG-TERM LIABILITIES                                        85                  119
                                                       --------             --------
   Total liabilities                                     23,445               28,892
SHAREHOLDERS' EQUITY                                     21,593               20,621
                                                       --------             --------
   Total liabilities and shareholders' equity          $ 45,038             $ 49,513
                                                       ========             ========

                           THE SPORTSMAN'S GUIDE, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                             For the quarters ended
                             March 31, 2003 and 2002

                      (In thousands, except per share data)

                                                                                          For the quarters ended March 31,
                                                                                      --------------------- --------------------
                                                                                              2003                 2002
                                                                                      --------------------- --------------------

Sales                                                                                       $ 43,749             $ 41,465
Cost of sales                                                                                 29,552               28,162
                                                                                            --------             --------
     Gross profit                                                                             14,197               13,303
Selling, general and administrative expenses                                                  12,730               12,087
                                                                                            --------             --------
     Earnings from operations                                                                  1,467                1,216
Miscellaneous income (expense)                                                                    29                   29
                                                                                            --------             --------
     Earnings before income taxes                                                              1,496                1,245
Income tax expense                                                                               539                  461
                                                                                            --------             --------
     Net earnings                                                                           $    957             $    784
                                                                                            ========             ========
Net earnings per share:
     Basic                                                                                  $    .20             $    .17
                                                                                            ========             ========
     Diluted                                                                                $    .19             $    .16
                                                                                            ========             ========
Weighted average common and common equivalent
  shares outstanding:
     Basic                                                                                     4,757                4,749
                                                                                            ========             ========
     Diluted                                                                                   5,119                4,885
                                                                                            ========             ========